Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
April 6, 2006		Dirk Montgomery
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, April 6, 2006 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the five-week period ended April 1, 2006 compared with the same five-week period in 2005 changed by approximately:

Five weeks ended April 1, 2006	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-2.2%	0.2%	-1.9%
Carrabba’s Italian Grills	-0.9%	n/a	-0.9%
Bonefish Grills	1.0%	2.2%	1.1%
Fleming’s Prime Steakhouse and Wine Bars	7.9%	n/a	7.9%
Roy’s	2.7%	n/a	2.7%
Domestic average unit volumes
Outback Steakhouses	-2.3%	-0.7%	-2.1%
Carrabba’s Italian Grills	-3.9%	n/a	-3.9%
Bonefish Grills	-1.3%	-10.6%	-1.8%
Fleming’s Prime Steakhouse and Wine Bars	1.6%	n/a	1.6%
Roy’s	3.7%	n/a	3.7%

Changes in comparable store sales and average unit volumes for domestic, Company-owned restaurants for the five-week period include year to year menu price changes of approximately:

Five weeks ended April 1, 2006	Company-owned menu price changes (1)
Outback Steakhouses	0.1%
Carrabba’s Italian Grills	0.7%
Bonefish Grills	2.4%
____________
(1)
Reflects nominal amounts of menu price changes, prior to any change in product mix because of price increases, and may not reflect amounts effectively paid by the customer. Menu price increases are not provided for Fleming’s and Roy’s as a significant portion of their sales come from specials, which fluctuate daily.

The Company will provide additional details regarding sales trends by region in its discussion of financial results for the quarter ended March 31, 2006 during its conference call on Thursday, April 20, 2006 at 8:30 a.m. Eastern Daylight Time.

STORE INFORMATION

	Restaurants opened during the month ended March 31, 2006	Restaurants open as of March 31, 2006
Outback Steakhouses
Company-owned - domestic	2	672
Company-owned - international	3	106
Franchised and development joint venture - domestic	-	106
Franchised and development joint venture - international	-	42
Total	5	926
Carrabba's Italian Grills
Company-owned	2	205
Bonefish Grills
Company-owned	4	97
Franchised	-	6
Total	4	103
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	40
Roy’s
Company-owned	1	21
Cheeseburger in Paradise
Company-owned	-	32
Lee Roy Selmon’s
Company-owned	-	4

System-wide total	12	1,331

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

###